UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2021

Vaxart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 550-3500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.0001 par value	VXRT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02      Results of Operations and Financial Condition.

Vaxart, Inc. (“Vaxart” or the “Company”) estimates that its cash and cash equivalents as of June 30, 2021, was approximately $198.9 million, compared to $177.3 million as of March 31, 2021. The increase was primarily due to net receipts of $36.2 million from the Company’s $250 million at-the-market facility entered into in October 2020 and $0.9 million from the exercise of warrants and options, partially offset by $13.2 million of cash used in operations and $2.2 million spent on property and equipment.

The Company estimates that its revenue for the three and six months ended June 30, 2021 was approximately $112,000 and $618,000, respectively, compared to $523,000 and $3.4 million for the three and six months ended June 30, 2020, respectively. The decrease was due primarily to reduction in royalty revenue related to Inavir sales in Japan as a result of lower incidences of seasonal influenza.

The Company’s consolidated financial statements as of June 30, 2021 and results of operations for the three and six months ended June 30, 2021, are not yet available. Accordingly, the information presented above reflects the Company’s preliminary estimates, subject to the completion of the Company’s financial closing procedures and review of its financial statements by its auditors. As a result, these preliminary estimates may differ from the actual results that will be reflected in the Company’s consolidated financial statements as of June 30, 2021 and results of operations for the three and six months ended June 30, 2021 when they are completed and publicly disclosed. These preliminary estimates may change, and those changes may be material.

Because these financial results are only preliminary estimates and are based on information available to management as of the date of this report, these expectations could change. The Company’s actual financial results as of any particular date or for any particular period are not indicative of future performance. The Company’s independent registered public accountants have not audited, reviewed or performed any procedures with respect to such preliminary estimates and accordingly do not express an opinion or any other form of assurance with respect thereto.

Item 8.01	Other Events.

Preliminary Financial Information

The preliminary financial information disclosed under Item 2.02 above is incorporated herein by reference.

Recent Business Highlights

Booster Study Results

On July 29, 2021, the Company announced that it has shown for the first time in clinical trials that its oral tablet vaccine platform successfully boosted immune responses in subjects previously vaccinated with a Vaxart oral vaccine more than a year earlier.  The data came from Vaxart’s 12-subject Phase 1b blinded study evaluating the ability of its norovirus vaccine to boost immunogenicity. Study participants were initially vaccinated with Vaxart’s oral norovirus vaccine in late 2019 and were vaccinated again between February and April 2021. All seven participants who had been previously immunized with the oral norovirus vaccine elicited a similar broad range of immune responses to norovirus as the five subjects that had not received a prior oral vaccine dose.

Key metrics identified in the boosting study were as follows:

●	Serum antibody blocking titer 50, a surrogate neutralizing antibody measurement, increased in both previously vaccinated and unvaccinated subjects by similar amounts.
●	Antibody secreting B cell (ASC) responses to norovirus VP1 measured seven days post-boost were no different than those in subjects receiving the vaccine for the first time.
●
Serum IgG and IgA antibody responses were significantly elevated 29 days post-boost immunization, with no difference in titer between subjects that had received a prior oral norovirus vaccine and those who had not previously been vaccinated.

IND Clearance

On August 2, 2021, the Company announced that the U.S. Food and Drug Administration (“FDA”) has cleared Vaxart’s Investigational New Drug (“IND”) application for an S protein-only oral tablet SARS-CoV-2 vaccine candidate. Vaxart announced in February that it had completed a Phase 1 clinical trial for its oral S+N COVID-19 vaccine. The results from that study found that the investigational oral vaccine triggered multiple immune responses against SARS-CoV-2 antigens, while reaching primary and secondary endpoints of safety and immunogenicity, respectively.

European Patent

Recently, Vaxart’s European Patent No. 3307239, which has claims directed to vaccine compositions for norovirus and Respiratory Syncytial Virus (“RSV”), was opposed in the European Patent Office. The ultimate outcome of the opposition remains uncertain. If Vaxart is not ultimately successful in the proceedings, it may not be able to prevent others from copying its norovirus and RSV products in some or all European countries for as long as it otherwise might be able to if the patent’s validity is upheld in the opposition. If the opposed European patent is partially or fully revoked by the European Patent Office, competitors may be able to sell competing vaccines for norovirus or RSV earlier without Vaxart being able to assert patents against them. Vaxart has another patent in Europe that covers its norovirus and RSV products, but lack of success in the opposition would prevent us from extending that patent protection out to 2036.

Barker Lawsuit Resolution and Dismissal

On February 4, 2021, Stephen Barker, a purported stockholder of Vaxart, filed a class action in the Delaware Court of Chancery, captioned Barker v. Vaxart, Inc., C.A. No. 2021-0098-MTZ (the “Action”), against the Company and the Company’s board of directors (the “Board”) alleging that a provision of Article VI, Section 2 of the Company’s bylaws violated Section 141(k) of the Delaware General Corporation Law (“DGCL”). This section of the bylaws provided that the Company’s directors could only be removed by the affirmative vote of the holders of at least 75% of the voting power of all the then-outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors. The Action sought to lower that threshold voting requiring to a simple majority of the voting power of the Company’s outstanding common stock.

On April 7, 2021, the Board approved and adopted the Amended and Restated Bylaws of Vaxart, Inc., effective immediately as of that date (the “Bylaws”), which included an amendment to Article VI, Section 2 of the Bylaws that, subject to the Certificate of Incorporation and applicable law, lowered the threshold voting requirement for the removal of any director from 75% to the affirmative vote of a majority of the voting power of the outstanding capital stock of the Company entitled to vote in the election of such director. This amendment effectively mooted the Action.

On May 5, 2021, plaintiff Barker filed a notice and proposed order voluntarily dismissing the Action as moot and providing that jurisdiction would be retained solely to resolve an anticipated application for attorneys’ fees and expenses, which proposed order was entered by the Court of Chancery on June 14, 2021. The parties to the Action subsequently agreed to a payment by Vaxart to plaintiff Stephen Barker’s counsel of $49,000, in full satisfaction of his claim for attorneys’ fees and expenses in connection with the Action. The Court of Chancery has not been asked to review or approve, and will pass no judgment on, this payment.

Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Vaxart’s strategy, prospects, plans and objectives, results from pre-clinical and clinical trials, commercialization agreements and licenses, beliefs and expectations of management are forward-looking statements. These forward-looking statements may be accompanied by such words as “should,” “believe,” “could,” “potential,” “will,” “expected,” “plan,” and other words and terms of similar meaning. Examples of such statements include, but are not limited to, statements relating to Vaxart’s ability to develop and commercialize its product candidates and clinical results and trial data (including plans with respect to the COVID-19 vaccine product candidates and its vaccine booster product candidates); Vaxart’s expectations with respect to the important advantages it believes its oral vaccine platform can offer over injectable alternatives, particularly for coronaviruses such as SARS, MERS and SARS-CoV-2; expectations regarding Vaxart’s ability to develop effective vaccines against new and emerging variant strains; expectations regarding the timing and nature of future developments and announcements, including those related to trials and studies; the potential applicability of results seen in our preclinical studies or trials to those that may be seen in humans or clinical trials; the expected role of mucosal immunity in blocking transmission of COVID-19; and Vaxart’s expectations with respect to the effectiveness of its product candidates, including Vaxart’s potential role in mitigating the impact of COVID-19. Vaxart may not actually achieve the plans, carry out the intentions, or meet the expectations or projections disclosed in the forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations, and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Vaxart makes, including uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from the clinical studies; decisions by regulatory authorities impacting labeling, manufacturing processes, and safety that could affect the availability or commercial potential of any product candidate, including the possibility that Vaxart’s product candidates may not be approved by the FDA or non-U.S. regulatory authorities; that, even if approved by the FDA or non-U.S. regulatory authorities, Vaxart’s product candidates may not achieve broad market acceptance; that a Vaxart collaborator may not attain development and commercial milestones; that Vaxart or its partners may experience manufacturing issues and delays due to events within, or outside of, Vaxart’s or its partners’ control, including the ongoing COVID-19 pandemic; difficulties in production, particularly in scaling up initial production, including difficulties with production costs and yields, quality control, including stability of the product candidate and quality assurance testing, shortages of qualified personnel or key raw materials, and compliance with strictly enforced federal, state, and foreign regulations; that Vaxart may not be able to obtain, maintain and enforce necessary patent and other intellectual property protection; that Vaxart’s capital resources may be inadequate; Vaxart’s ability to resolve pending legal matters; Vaxart’s ability to obtain sufficient capital to fund its operations on terms acceptable to Vaxart, if at all; the impact of government healthcare proposals and policies; competitive factors; and other risks described in the “Risk Factors” sections of Vaxart’s Quarterly and Annual Reports filed with the SEC. Vaxart does not assume any obligation to update any forward-looking statements, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vaxart, Inc.

Dated: August 2, 2021
	By:	/s/ Andrei Floroiu
Andrei Floroiu
President and Chief Executive Officer